EXHIBIT 10.2

311 GREEN STREET ASSOCIATES

P.O. BOX 2935

GAINESVILLE, GA 30503

770-534-1094 off

770-503-9074 fax

August 13, 2003

Andrew Walker

Allied Bancshares, Inc.

P.O. Box 2669

Cumming, GA 3028

RE: Letter of Intent to Lease Suite 100, 311 Green Street, Gainesville, GA

Mr. Walker:

Please allow this letter to serve as our Letter of Intent to lease suite 100 at 311 Green Street, Gainesville, GA 30501. 311 Green Street Associates Ltd. shall be Lessor and Allied Bancshares, Inc. shall be Lessee. Suite 100 is approximately 4,478 square feet and includes a vault, drive through windows and all improvements located in said space. We will also offer you the sign space on the marquee on Green Street.

The rental rate shall be determined after cost estimates are received to clean and repair the building (estimated to be $15.00 to $17.00 per square foot). These rates include taxes, utilities, including water and electrical power and gas for heat. Lease commencement shall begin on or about February 2004. The term of the lease agreement shall be between three (3) to seven (7) years with two (2) renewal options of three (3) years with rental increases based upon the C.P.I. for the previous years.

The owners of the 311 Green Street building will make certain exterior improvements (see below) to the building provided that an acceptable lease agreement can be executed.

1) Pressure wash and paint the building exterior.

2) Remove old window screens and install tinted window

3) Patch, repair and restripe parking areas.

4) Remove four (4) tall walls in front of building.

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Additional improvements under consideration:

1) Construct facade at corners of building and across roof.

2) Create a main entrance identity on Green Street.

This letter of intent shall serve as an outline to lease to Allied Bancshares and may be terminated by either party upon 90 days written notice.

Accepted By: 311 GREEN STREET ASSOCIATES, LTD. s/Chris Carter Chris Carter Asset Manager	Date: 8/14/03

ALLIED BANCSHARES, INC. s/Andrew Walker Andrew Walker President	Date: 8/20/03

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